Creatd (CRTD) Appoints Claudia Albelais as Chief Financial Officer and Chelsea Pullano to Board of Directors

NEW YORK, Nov. 3, 2026 (GLOBE NEWSWIRE) – Creatd, Inc. (OTCQB: CRTD) today announced that Claudia Albelais has been appointed Chief Financial Officer and that the Company’s Board of Directors has appointed Chelsea Pullano as an independent director.

Albelais joined Creatd as Controller earlier this year and has overseen the Company's accounting, audit coordination and financial reporting. As Chief Financial Officer, she will oversee Creatd's finance and reporting functions, including accounting, audit coordination, financial reporting and capital-structure work.

Pullano will serve as the Board's fifth member and lead the Governance Committee. She previously served as Chief Financial Officer of Creatd during an earlier stage of the Company's development. She brings experience in public-company finance, SEC reporting and financial operations, as well as familiarity with Creatd's business and reporting history.

Together, the appointments strengthen Creatd's finance, reporting and governance structure as the Company continues to work toward a national exchange listing.

About Creatd, Inc.
Creatd, Inc. (OTCQB: CRTD) is a company focused on technology-enabled businesses, digital media properties, and intellectual property assets. Through its operating subsidiaries and strategic investments, the Company develops and supports opportunities for creators, entrepreneurs, and emerging growth initiatives.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Creatd undertakes no obligation to update or revise any forward-looking statements except as required by applicable law.

Contact:
ir@creatd.com